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                                                                  Exhibit 23.1


                    CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Lexford Residential Trust Savings Plan of Equity Residential Properties Trust of our report dated February 16, 2000, except for Note 23, as to which the date is March 3, 2000, with respect to the consolidated financial statements and schedule of Equity Residential Properties Trust included in its Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.



                                               /s/ Ernst & Young LLP



Chicago, Illinois
August 23, 2000